SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2003

SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)
Colorado

0-12343

84-0920811
(State or other jurisdiction of incorporation)

(Commission File Number)

(I.R.S. Employer
Identification No.)
4880 Havana Street, Denver, CO 80239
(Address of principal executive offices) (Zip Code)
Registrant's telephone number: (303) 373-4860
Total pages: 7
Exhibit index at: 3

Item 7. Financial Statements and Exhibits.

        (c) Exhibits. The following exhibit accompanies this
            Report:

            Exhibit No.       Document
               99             Press Release dated April 15, 2003
                              concerning results of operations.

Item 9. Regulation FD Disclosure.

The information in this Item is being provided under Item 12 of this Current Report on Form 8-K.

On April 15, 2003, Scott's Liquid Gold-Inc. announced in a press release its operating results for the fourth quarter of 2002 and for the year ended December 31, 2002. The press release also stated that advertising expenses as well as other factors will result in a loss for the first quarter of 2003. The press release is attached as Exhibit 99.



SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



SCOTT'S LIQUID GOLD-INC.
(Registrant)



Date: April 15, 2003



/s/ Jeffry B. Johnson
By: Jeffry B. Johnson
Chief Financial Officer and Treasurer





EXHIBIT INDEX

Exhibit
Number

Document
99


Press Release dated April 15, 2003 concerning results of operations.


									EXHIBIT 99

For Immediate Release

SCOTT'S LIQUID GOLD-INC.
ANNOUNCES FY2002 OPERATING RESULTS

DENVER, Colorado (April 15, 2003) -Scott's Liquid Gold-Inc.
(OTC BB: "SLGD"), which develops, manufactures and markets household and skin care products, today announced its operating results for the year 2002.

For the twelve months ended December 31, 2002, the Company reported net income of approximately $1.6 million, or $0.15 per share, on net sales of approximately $25.0 million. These results compared with a net loss of approximately $1.3 million, or ($0.13) per share, on net sales of approximately $24.7 million, in the previous year. Net income of $1,143,500 or $0.11 per share, was recorded in the fourth quarter of 2002, versus prior year fourth quarter net loss of $338,800, or ($0.03) per share. Net sales approximated $8.0 million in the quarter ended
December 31, 2002, compared with net sales of approximately
$5.1 million in the year-earlier period. This sales increase in the fourth quarter is entirely due to the Montagne Jeunesse line of single use sachets, offset by a decrease in sales of its other products. Similarly, for the 2002 year, the increase in sales of Montagne Jeunesse sachets offset the decline in the sales of the Company's other products. The cost of sales increase was essentially due to a change in product mix
(the cost for Montagne Jeunesse is higher than products manufactured by the Company, and some products are more costly to produce than others) and to the spreading of fixed manufacturing costs over lower unit production in 2002 than in 2001.

"While we are reporting net income for the fourth quarter and the year 2002, this is tempered by the fact that the income for the year includes receipts from a lawsuit settlement of $594,600 and tax refunds and benefits of $483,000," commented Mark E. Goldstein, Chairman and Chief Executive Officer of Scott's Liquid Gold-Inc. "In addition, although we have shown an increase in our overall sales, our products, other than Montagne Jeunesse, have shown sales declines. Because of this we increased our advertising for these other products in the first quarter of 2003. We expect that this expense as well as other factors will result in a loss for the first quarter of 2003."

The Company has restated its consolidated financial statements for the years of 2000 and 2001, as well as for each quarter of 2001 and the first three quarters of 2002, to reflect certain adjustments.
Subsequent to December 31, 2002, the Company determined that certain amounts previously reported in its consolidated financial statements should be changed. Current income tax liabilities, net deferred income tax liabilities, other accrued expenses, reserves for returns and customer allowances, and reserves for excess and obsolete inventories were overstated at December 31, 2001 and 2000. Other changes identified, include amounts related to year-end sales cutoff and accrued interest receivable. Certain of the changes also affected years prior to 2000.

The adjustments that the Company has made to its financial statements for years ended December 31, 2001 and December 31, 2000 and for each of the quarters during 2001 and the first three quarters of 2002 are set forth in the Company's annual report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission. The net impact of the adjustments includes the following:
* A $415,700 reduction of the 2000 net loss;
* A $435,500 reduction of the 2001 net loss;
* A $15,600 reduction in accumulated comprehensive income as of January 1, 2000;
* An increase in retained earnings as of January 1, 2000 of $683,300;
* An increase in retained earnings as of December 31, 2000 of $1,099,000;
* An increase in retained earnings as of December 31, 2001 of $1,534,500; and
* A reduction of previously reported net income for the first three quarters of 2002 of $123,300.

	These adjustments result in an improved working capital ratio and retained earnings position at December 31, 2002, 2001 and 2000. The discussion of the results of operations in this press release and the attached Consolidated Statements of Operations use amounts from the restated financial statements.

	Scott's Liquid Gold-Inc. develops, manufactures and markets high quality household and consumer products, including Scott's
Liquid Gold wood cleaners/preservatives, Touch of Scent air fresheners, Alpha Hydrox skin care products, and Neoteric
Diabetic Skin Care products. Scott's Liquid Gold-Inc. also distributes skin care sachets of Montagne Jeunesse. The Company is headquartered in Denver, Colorado, and its common stock trades on the OTC Bulletin Board under the symbol "SLGD".

	Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web:
www.scottsliquidgold.com, www.alphahydrox.com,
www.touchofscent.com, and www.neotericdiabetic.com.

	This press release may contain "forward-looking" statements within the meaning of U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the Company's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace; acceptance in the marketplace of the Company's new product lines; competitive factors; continuation of the Company's distributorship agreement with Montagne Jeunesse; the need for effective advertising of the Company's products; limited resources available for such advertising; new product introductions by others; technological changes; dependence upon third-party vendors and upon sales to major customers; changes in the regulation of the Company's products, including applicable environmental regulations;
adverse developments in pending litigation; the loss of any executive officer; and other risks discussed in this release and in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact:
Jeff Johnson at (303) 373-4860

SCOTT'S LIQUID GOLD-INC.
and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS
                                     Quarter ended                Year ended
                                      December 31,                December 31,
                                -------------------------   ------------------
                           2002          2001          2002          2001
                       -----------   ------------   ----------   ------------
                                     (As Restated)               (As Restated)
Net sales              $ 8,046,200   $ 5,127,000   $24,959,000   $24,669,200

Operating costs
  and expenses:
     Cost of sales       4,337,100     2,723,700    13,354,800    11,543,100
     Advertising           396,100       745,000     1,200,300     3,676,700
     Selling             1,393,000     1,274,600     5,594,500     5,939,200
     General and
       administrative      724,800       664,000     4,105,000     4,555,200
                       -----------   -----------   -----------   -----------
                         6,851,000     5,407,300    24,254,600    25,714,200
                       ___________   ___________   ___________   ___________

Income (loss) from
  operations             1,195,200      (280,300)      704,400    (1,045,000)
Interest income             11,200        48,000        54,000       285,100
Interest expense           (60,000)     (106,500)     (261,100)     (530,100)
Other income                 -             -           594,600         -
                       -----------   -----------   -----------    ----------

Income (loss) before
  income taxes           1,146,400      (338,800)    1,091,900    (1,290,000)
Income tax expense
  (benefit)                  2,900         -          (480,100)        -
                       -----------   -----------   -----------   -----------
Net income (loss)      $ 1,143,500   $  (338,800)  $ 1,572,000   $(1,290,000)
                       ===========   ===========   ===========   ===========

Net income (loss) per
  common share:
      Basic            $      0.11   $    (0.03)   $      0.15    $    (0.13)
                       ===========   ===========   ===========   ===========
      Diluted          $      0.11   $     (0.03)  $      0.15    $    (0.13)
                       ===========   ===========   ===========   ===========

Weighted average shares
  outstanding:
      Basic             10,153,100    10,115,200    10,153,100    10,115,200
                        ==========   ===========   ===========   ===========
      Diluted           10,153,100    10,115,200    10,153,100    10,115,200
                       ===========   ===========   ===========   ===========